Exhibit 3.949
State of Missouri . . . Office of Secretary of State
ROY D. BLUNT, Secretary of State
Articles of Incorporation
(To be submitted in duplicate by an attorney or an incorporator.)
HONORABLE ROY D. BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 65102
     The undersigned natural person(s) of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation:
ARTICLE ONE
     The name of the corporation is: TATE’S TRANSFER SYSTEMS, INC.
ARTICLE TWO
     The address, including street and number, if any, of the corporation’s initial registered office in this state is: R.R. #2, Box 69, Verona, Missouri 65769 and the name of its initial agent at such address is: Mark S. Tate
ARTICLE THREE
     The aggregate number, class and par value, if any, of shares which the corporation shall have authority is issue shall be: 30,000 shares of common stock, having a par value of $1.00 each
     The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect to the shares of each class are as follows:
None
FILED AND CERTIFICATE OF
INCORPORATION ISSUED
AUG 30 1991
/s/ Roy D. Blunt
Corp. 41(688)

ARTICLE FOUR
     The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied.
          None
ARTICLE FIVE
     The name and place of residence of each incorporator is as follows:

Name	Street	City
Mark S. Tate	R.R. 1, Box 113	Aurora, Mo 65605
ARTICLE SIX
(Designate which and complete the applicable paragraph.)
     The number of directors to constitute the first board of directors is                     . Thereafter the number of directors shall be fixed by, or in the manner provided in the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.
          OR
☑ The number of directors to constitute the board of directors is one. (The number of directors to constitute the board of directors must be stated herein if there are to be less than three directors. The persons to constitute the first board of directors may, but need not, be named.)
          Mark S. Tate
ARTICLE SEVEN
     The duration of the corporation is Perpetual
Corp. 41 (Page 2)

ARTICLE EIGHT
     The corporation is formed for the following purposes:
To engage and carry on the business of collecting, receiving, moving, loading and unloading, storage, sorting and transferring trash and other materials; to buy, to own, lease, operate, build, acquire and control, any type of suitable car, truck, or vehicle suitable for the above mentioned objects.

To borrow and loan money with or without security and to issue, sell or pledge bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness secured or unsecured.

To guarantee the performance of any contract or the obligation of any person, firm, corporation, association or entity.

To purchase, hold, acquire, use, lend, lease or hold, improve, operate, hypothecate, mortgage, sell or convey, and otherwise deal in and dispose of property of all kinds, both real and personal, including right of patents from the United States and/or foreign countries, patents, patent rights, license privileges, inventions, franchises, improvement processes, copyrights, trademarks and trade names relating to or useful in connection with the business of the corporation.

To purchase, acquire, own, hold, sell, assign, transfer or otherwise dispose of, mortgage, pledge or otherwise encumber, shares of stock of this company or of any other corporation or corporations of this state, or any other state, country, nation or government or any interest therein and while owner thereof to exercise all rights, powers and privileges of ownership pertaining thereto;

To do anything permitted of corporations pursuant to the provisions of Section 351.385 or any other application statute or authorized lawful business of the General Business Corporation Act of Missouri or the laws of the State of Missouri.
     IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 26th day of August, 1991.

/s/ Mark S. Tate

Corp. 41 (Page 3)